Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal Third Quarter of 2016
Company Recognizes Quarterly Profit and Positive Cash Flow Amid Difficult Industry Conditions; Fiscal 2016 Guidance Reiterated

LINDON, Utah, February 8, 2016 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal third quarter ended December 31, 2015. A conference call will be held on Tuesday, February 9, 2016 at 1:00 p.m. EST to discuss the results.

Fiscal Q3 2016 Highlights

•	Total revenues of $7.6 million

•	Net income of $478,799 or $0.01 per diluted share

•	Cash at period-end totaled $19.3 million

•	Generated positive cash flow

•	Remained debt-free

Fiscal Q3 2016 Financial Results

Total revenues in the third fiscal quarter of 2016 decreased 40%, compared to the same quarter last year. The decline was a result of decreased oilfield purchasing which could persist for some time. Based on the current industry environment, and near-term commodity price expectations, the Company does not anticipate improvement in customer purchasing in the short-term. Although facing a difficult market, the Company is determined to position itself to capture the greatest amount of revenue in both the short- and long-terms.

Gross profit decreased during the quarter to $4.0 million or 53% of total revenues, compared to $6.5 million or 52% of total revenues in the same year-ago quarter.

Total operating expenses decreased to $3.5 million or 46% of total revenues from $4.7 million or 38% of total revenues in the same year-ago quarter. Cost management has been a significant Company focus over the last few periods and will continue to be an emphasis for the foreseeable future. The Company has been successful in its expense-reduction measures and will continue to work toward maximizing efficiency.

Net income was $478,799 or $0.01 per diluted share, compared to net income of $1.9 million or $0.04 per diluted share in the same year-ago quarter.
Cash and cash equivalents totaled $19.3 million, an increase of more than $5.1 million compared to prior year-end. The Company continues to generate cash flow from operating activities, which will remain a focus in future periods.

First Nine-Months of Fiscal 2016 Financial Results

Total revenues in the first nine-months of fiscal 2016 decreased 46% to $22.5 million from $41.4 million in the same year-ago period.
Gross profit decreased to $11.3 million or 50% of total revenues, compared to $22.5 million or 55% of total revenues in the same period last year.
Total operating expenses decreased to $10.7 million or 48% of total revenues from $14.1 million or 34% of total revenues in the first nine-months of fiscal 2016.
Net income was $0.8 million or $0.01 per diluted share, compared to a net income of $6.2 million or $0.12 per diluted share in the same year-ago period.

Management Commentary
"Unquestionably the industry is enduring a period of significant volatility," said Brenton Hatch, President and CEO of Profire Energy. "We continue to anticipate a challenging calendar year. However, I'm pleased with our ability to remain profitable amid the difficult market headwinds. Our focus continues to be on improving cost management. We have made momentous changes to our cost structure over the last several periods and will continue to look for opportunities to reduce expenses without damaging the long-term strategy of the Company. We believe this strategic approach, coupled with the internal talent and resources we have, will position us to weather the storm and become a flexible, more efficient Company."
"In addition to our strong balance sheet, we continue to operate debt-free," said Ryan Oviatt, CFO of Profire Energy. "Our team is resilient and has refocused their energies on cost management and cash flow generation. Despite industry trends, we believe we have demonstrated that even in volatile times, the Company has the potential to remain profitable and generate positive cash flow."
Fiscal 2016 Outlook
The Company maintains its fiscal 2016 guidance. For fiscal 2016, total revenues are expected between $25.0-30.0 million with net income of $(1.0)-2.0 million.
Conference Call
Profire management will host a conference Tuesday, February 9, 2016 to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.
Date: Tuesday, February 9, 2016
Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will also be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=118100.

If you have any difficulty connecting with the call, please contact Tanner Lamb at 1-801-796-5127.

A telephone replay of the call will be available after 8:00 p.m. EST on the same day through February 16, 2016

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 10000631

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner and chemical management systems are becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Fiscal 2016 Guidance being reiterated; or, the Company holding a conference call on February 9, 2016 regarding Q3 fiscal results; or, the Company's ability to remain profitable; or, the Company finding ways to reduce expenses without damaging the long-term strategy of the Company; or, the Company being able to weather the industry's current volatility and become a flexible, more efficient Company; or, the Company being able to continue operating debt-free; or, the Company being able to generate positive cash flow; or, the conference call being available for replay until February 16, 2016. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Tanner Lamb, Finance and Investor Relations
(801) 796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

ASSETS

	December 31,	March 31,
	2015	2015
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$19,281,501	$14,144,796
Accounts receivable, net	6,515,543	9,462,378
Inventories	10,840,598	11,766,535
Income tax receivable	113,978	-
Prepaid expenses & other current assets	312,547	112,741

Total Current Assets	37,064,167	35,486,450

LONG-TERM ASSETS
Deferred tax asset	669,895	501,921

PROPERTY AND EQUIPMENT, net	8,449,492	9,275,965

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net of accumulated amortization	501,490	594,019

Total Other Assets	1,499,191	1,591,720

TOTAL ASSETS	$47,682,745	$46,856,056

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,379,019	$1,040,530
Accrued liabilities	594,236	332,229
Income taxes payable	396,089	347,486

Total Current Liabilities	2,369,344	1,720,245

LONG-TERM LIABILITIES
Deferred income tax liability	616,735	631,353

TOTAL LIABILITIES	2,986,079	2,351,598

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,255,275 and 53,199,136 shares issued and outstanding, respectively	53,255	53,199
Additional paid-in capital	26,152,201	25,525,052
Accumulated other comprehensive income (loss)	(3,122,872)	(1,888,981)
Retained earnings	21,614,082	20,815,188

Total Stockholders' Equity	44,696,666	44,504,458

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,682,745	$46,856,056

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
REVENUES
Sales of goods, net	$6,515,584	$11,695,016	$20,019,400	$38,640,246
Sales of services, net	1,038,671	821,683	2,509,392	2,742,219
Total Revenues	7,554,255	12,516,699	22,528,792	41,382,465

COST OF SALES
Cost of goods sold-product	2,833,909	5,299,912	9,247,014	16,837,531
Cost of goods sold-services	722,288	674,192	1,941,819	2,015,796
Total Cost of Goods Sold	3,556,197	5,974,104	11,188,833	18,853,327

GROSS PROFIT	3,998,058	6,542,595	11,339,959	22,529,138

OPERATING EXPENSES
General and administrative expenses	1,800,491	2,446,896	5,439,067	7,722,366
Research and development	348,874	521,814	948,508	1,331,834
Payroll expenses	1,230,022	1,591,397	3,952,447	4,624,826
Depreciation and amortization expense	128,793	176,371	374,247	424,014

Total Operating Expenses	3,508,180	4,736,478	10,714,269	14,103,040

INCOME FROM OPERATIONS	489,878	1,806,117	625,690	8,426,098

OTHER INCOME (EXPENSE)
Interest expense	-	(14,222)	-	(14,222)
Gain on disposal of fixed assets	-	9,052	19,391	9,052
Other (expense) income	177,931	(910)	421,251	1,954
Interest income	5,217	6,687	31,857	14,467

Total Other Income (Expense)	183,148	607	472,499	11,251

NET INCOME BEFORE INCOME TAXES	673,026	1,806,724	1,098,189	8,437,349

INCOME TAX EXPENSE (BENEFIT)	194,227	(110,426)	299,295	2,221,292

NET INCOME	$478,799	$1,917,150	$798,895	$6,216,057

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$(482,744)	$(381,099)	$(1,233,891)	$(539,777)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(3,945)	$1,536,051	$(434,997)	$5,676,280

BASIC EARNINGS PER SHARE	$0.01	$0.04	$0.02	$0.12

FULLY DILUTED EARNINGS PER SHARE	$0.01	$0.04	$0.01	$0.12

BASIC WEIGHTED AVERAGE NUMBEROF SHARES OUTSTANDING	53,255,275	52,884,358	53,239,087	51,112,924

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,523,081	53,161,058	53,506,778	51,389,624

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited)
	For the Nine Months Ended
	December 31,
	2015	2014
OPERATING ACTIVITIES
Net Income	$798,895	$6,216,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	729,695	784,193
Gain on disposal of fixed assets	(19,391)	(9,052)
Bad debt expense	104,252	(14,832)
Stock options issued for services	666,450	1,031,301
Changes in operating assets and liabilities:
Changes in accounts receivable	2,683,035	(3,035,929)
Changes in income tax receivable	(113,978)	-
Changes in inventories	625,368	(4,533,903)
Changes in prepaid expenses	(199,923)	(345,977)
Changes in deferred tax asset	(167,974)	(246,016)
Changes in accounts payable and accrued liabilities	627,765	1,831,277
Changes in income taxes payable	45,417	(478,480)

Net Cash Provided by Operating Activities	5,779,611	1,198,639

INVESTING ACTIVITIES
Proceeds from disposal of equipment	116,524	9,052
Cash paid for asset acquisition	-	(750,000)
Purchase of fixed assets	(62,465)	(5,941,953)

Net Cash Provided by (Used in) Investing Activities	54,059	(6,682,901)

FINANCING ACTIVITIES
Proceeds from stock issued for cash, net of stock offering costs	-	16,424,688
Value of equity awards surrendered by employees for tax liability	(39,243)	-
Stock issued in exercise of stock options	-	197,961

Net Cash Provided by (Used in) Financing Activities	(39,243)	16,622,649

Effect of exchange rate changes on cash	(657,722)	(209,454)

NET INCREASE IN CASH	5,136,705	10,928,933
CASH AT BEGINNING OF PERIOD	14,144,796	4,456,674

CASH AT END OF PERIOD	$19,281,501	$15,385,607

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$14,222
Income taxes	$402,417	$2,890,769
NON CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for acquisition	$-	$1,000,000

These financial statements should be read in conjunction with forms 10-Q and 10-K and accompanying footnotes.